EXHIBIT 99.1
                                                                ----------------
FOR IMMEDIATE RELEASE                                           Maxcor Financial
                                                                ----------------

                          MAXCOR SIGNS LETTER OF INTENT
                  FOR THE RESTRUCTURING OF ITS TOKYO OPERATIONS

               Anticipates selling its 15% equity interest in Yagi
             Euro Nittan for after-tax 2nd quarter gain in the range
                            of $300,000 to $500,000;

                      Proceeds to be used to redeem in full
           Maxcor's $2,000,000 in outstanding preferred stock held by
                                Yagi Euro Nittan;

                  Tokyo-based derivatives brokerage operations
               venture to be moved from Yagi Euro Nittan to Nittan
                                 Capital Group;

           Euro Brokers' interest in derivatives venture to climb from
                            40% to approximately 57%

         NEW YORK, June 7, 2001 - Maxcor Financial Group Inc. (Nasdaq: MAXF) today announced that it has signed a letter of intent with its partners in Tokyo for a complete restructuring of Maxcor's Tokyo-based operations.

         Under the terms of the understanding that has been reached:

                  1. Maxcor will sell its indirect 15% equity interest in Yagi Euro Nittan to Yagi's other, 85% stockholder, Yagi Tanshi, for a price currently expected to be approximately $2,000,000. Maxcor expects to recognize an after tax gain on the sale in the range of $300,000 to $500,000.

                  2. The proceeds of the sale will be used by Maxcor to redeem in full the $2,000,000 in stated value of Maxcor series B preferred stock currently held by Yagi Euro Nittan.

                  3. Maxcor's Tokyo-based derivatives brokerage venture, which currently is operated by Yagi Euro Nittan under the same name, will be disbanded and reformed to become operated by Nittan Capital Group under the name "Nittan Euro." The new venture will operate essentially the same derivatives business, however, using mostly the same personnel.

                  4. Maxcor, which through one of its Euro Brokers subsidiaries currently holds a 40% interest in the Yagi Euro Nittan derivatives venture, will receive an approximately 57% interest in the new Nittan Capital derivatives venture. The entire remaining interest in the new venture will be held solely by Nittan (which, through an affiliate, currently holds a 30% interest in the Yagi Euro Nittan venture, with the other 30% being held by Yagi Euro Nittan itself).

         Maxcor explained that the impetus for the restructuring stems from the planned merger later this year of Yagi Tanshi with Ueda Tanshi.

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         Gilbert Scharf, Chief Executive Officer of Maxcor, commented that "We are delighted by the opportunity to strengthen our relationship with Nittan, while also simplifying our capital structure and recognizing a significant one-time gain. The management and personnel at Nittan are superb, and we look forward to working with them even more closely in the months ahead to build and strengthen our derivatives business in Asia."

         Maxcor cautioned that closing of the restructuring is subject to the negotiation and execution of definitive documentation, as well as certain other contingencies. The closing is being targeted for the end of June, but could slip into the 3rd quarter.

         Maxcor Financial Group Inc. (WWW.MAXF.COM), through its various Euro Brokers entities, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and currency derivatives, emerging market debt products, cash deposits and other money market instruments, repurchase agreements, corporate bonds, U.S. government agency bonds and other fixed income securities. Tradesoft Technologies, Inc. (WWW.TRADESOFT.COM), acquired by the Company in August 2000, is the Company's software and technology arm, specializing in the development and licensing of electronic trading platforms. Maxcor Financial Inc. is the Company's U.S. registered broker-dealer subsidiary, and Maxcor Financial Asset Management Inc. is the Company's SEC registered investment adviser subsidiary. The Company employs in excess of 500 persons and maintains principal offices in New York, London, and Tokyo.

Contact:    Maxcor Financial Group Inc., New York
            Investor Relations: Roger Schwed, (212) 748-7000

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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, the Company has identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe the Company's current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond the control of the Company. Actual results or performance could differ materially from that expected by the Company. Uncertainties include factors such as market and economic conditions, the success of technology development and deployment, the status of relationships with employees, clients, business partners and clearing firms, possible third-party litigations or other unanticipated contingencies, the actions of competitors, and government regulatory changes. Reference is made to the "Cautionary Statements" section of the Company's 2000 Annual Report on Form 10-K and to the Company's subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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